Exhibit 99.1

Aviat Networks Announces Q3 Fiscal 2010 Financial Results
Research Triangle Park, NC — May 5, 2010 —Aviat Networks, Inc. (NASDAQ: AVNW), a wireless expert in advanced IP network migration, today reported financial results for the third quarter of fiscal year 2010, which ended April 2, 2010.
Revenue for the third quarter of fiscal 2010 was $120.0 million, compared with $158.0 million in the year ago period. The net loss under U.S. GAAP was $25.7 million or $0.43 per share, compared with U.S. GAAP net loss of $39.4 million or $0.67 per share in the year ago quarter.
Non-GAAP Financial Results
The non-GAAP net loss for the quarter was $6.7 million, or $0.11 per share, compared with non-GAAP net income of $2.9 million, or $0.05 per diluted share in the year ago quarter.
In Q3 of fiscal 2010, non-GAAP results excluded $22.9 million of the following pre-tax items:
-	$16.9 million related to discontinuing the final portion of our internal manufacturing and the associated outsourcing of those products to a US-based contract manufacturer. Of these impairments, $7.9 million are charges related to provisions for associated product excess and obsolete inventory and $5.5 million for the impairment of a building and idle plant and equipment. The remaining $3.5 million of this charge is related to inventory purchase commitments. These impairment items are a result of our strategy to converge our products onto a single product platform by the end of this fiscal year. This will result in increased focus and efficiencies in manufacturing, sales and support in FY 2011.

-	$3.6 million amortization of purchased intangibles.

-	$1.4 million of expense associated with rebranding and expense incurred in transitioning from a Harris Corporation subsidiary to an independent company.

-	$1.0 million of restructuring and stock compensation expense.
A reconciliation of GAAP to non-GAAP financial measures is provided on Table 4 along with the accompanying notes.
As of the quarter ended April 2, 2010 cash and cash equivalents were $140.5 million, compared with $126.4 million as of the quarter ended January 1, 2010.
Third Quarter Revenue by Business Segment
Revenue in the North America segment was $39.6 million in the third quarter of fiscal 2010, compared with $43.0 million in the year ago period. International revenue was $80.4 million, compared with $115.0 million in the year ago period. Beginning in Q1 of fiscal 2010, Network Operations revenue is now reported within the North America and International segments.
“We are seeing stabilizing trends in various regions with new customer revenue coming on-stream in Asia Pacific and some improvement in Africa. While we are maintaining our share position with our top customers, their spending levels continue to reflect the caution we have seen in recent quarters. Overall gains this quarter were offset by the delay in capital spending in Europe and seasonal weakness as well as push-outs in North America,” said Harald Braun, president and chief executive officer of Aviat Networks. “Our cash and short-term investments reached a record $140 million, ensuring the strength of our balance sheet.”
Outlook and Guidance
Due to the current macro-economic situation, it is difficult to provide financial guidance, and it is likely that Aviat Networks’ actual results could differ materially from current expectations.
The Company’s current expectation for the fourth quarter of fiscal year 2010, based on current backlog, is for revenue in the range of $120 million to $130 million.

Conference Call
Aviat Networks will host a conference call today at 4:30 p.m. Eastern Time to discuss the company’s financial results. Those wishing to join the call should dial 480-629-9771 (Conference ID: 4282240) at approximately 4:20 p.m. A replay of the call will be available starting approximately one hour after the call’s completion until May 12. To access the replay, dial 303-590-3030 (Conference ID: 4282240). A live and archived webcast of the conference call will also be available via the company’s Web site at www.AviatNetworks.com/investors.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management of Aviat Networks monitors revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss, and net income or loss per share on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs and expenses as shown on the attached GAAP reconciliation table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks’ business and to better understand our performance.
Aviat Networks’ management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks, Inc.
Aviat Networks, Inc. (NASDAQ: AVNW), previously known as Harris Stratex Networks, Inc. is a leading wireless expert in advanced IP network migration, building the foundation for the 4G/LTE broadband future. We offer best-of-breed transformational wireless solutions, including LTE-ready microwave backhaul, WiMAX access and a complete portfolio of essential service options that enable wireless public and private telecommunications operators to deliver advanced data, voice and video and mobility services around the world. Aviat is agile and adaptive to anticipate what’s coming to help our customers make the right choices, and our products and services are designed for flexible evolution, no matter what the future brings. With global reach and local presence on the ground we work by the side of our customers, allowing them to quickly and cost effectively seize new market and service opportunities, while managing migration toward an all- IP future. For more information, please visit www.aviatnetworks.com or join the dialogue at www.twitter.com/aviatnetworks.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipate”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, “view”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	continued weakness in the global economy affecting customer spending;

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the volume, timing and customer, product and geographic mix of our product orders may have an impact on our operating results;

•	the ability to achieve business plans for Aviat Networks;

•	the ability to manage and maintain key customer relationships;

•	the ability to maintain projected product rollouts, product functionality, anticipated cost reductions or market acceptance of planned products;

•	future costs or expenses related to litigation;

•	the ability of our subcontractors to perform or our key suppliers to manufacture or deliver material;

•	customers may not pay for products or services in a timely manner, or at all;

•	the failure of Aviat Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	currency and interest rate risks;

•	the impact of political, economic and geographic risks on international sales;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation which makes it difficult to estimate growth.

For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 4, 2009 as well as other reports filed by Aviat Networks, Inc., previously known as Harris Stratex Networks, Inc., with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
###
FINANCIAL TABLES ATTACHED
Contacts:
Investors: Mary McGowan, Summit IR Group Inc., 408-404-5401, Mary@summitirgroup.com
Media: Cynthia Johnson, Aviat Networks, 408-550-3321, cynthia.johnson@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2010 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Three Quarters Ended
	April 2, 2010	April 3, 2009	April 2, 2010	April 3, 2009
	(In millions, except per share amounts)
Revenue from product sales and services	$120.0	$158.0	$362.6	$544.7
Cost of product sales and services	(82.8)	(109.9)	(241.2)	(382.8)
Charges for product transition	(16.9)	(29.8)	(16.9)	(29.8)
Amortization of purchased technology	(2.1)	(1.8)	(6.3)	(5.4)

Gross margin	18.2	16.5	98.2	126.7
Research and development expenses	(10.2)	(9.9)	(31.0)	(29.6)
Selling and administrative expenses	(35.0)	(34.6)	(101.2)	(104.0)
Amortization of intangible assets	(1.3)	(1.4)	(4.3)	(4.2)
Acquired in-process research and development	—	(2.4)	—	(2.4)
Software impairment charges	—	(2.9)	—	(2.9)
Goodwill impairment charges	—	—	—	(279.0)
Trade name impairment charges	—	—	—	(22.0)
Restructuring charges	(0.7)	(0.5)	(3.3)	(4.9)

Operating loss	(29.0)	(35.2)	(41.6)	(322.3)
Interest income	—	0.2	0.1	0.9
Interest expense	(0.6)	(0.8)	(1.5)	(2.2)

Loss before income taxes	(29.6)	(35.8)	(43.0)	(323.6)
Income tax benefit (expense)	3.9	(3.6)	1.6	(28.0)

Net loss	$(25.7)	$(39.4)	$(41.4)	$(351.6)

Net loss per common share of Class A and Class B common stock (Note 1):
Basic and diluted	$(0.43)	$(0.67)	$(0.70)	$(5.99)
Basic and diluted weighted average shares outstanding	59.7	58.8	59.3	58.7

(1)	The net loss per common share amounts were the same for Class A and Class B in the quarter and three quarters ended April 3, 2009 because the holders of each class were legally entitled to equal per share distributions whether through dividends or in liquidation. There were no shares of Class B common stock outstanding during the quarter and three quarters ended April 2, 2010. Effective November 19, 2009, under a change to our certificate of incorporation approved by shareholders, all shares of our Class A common stock were reclassified on a one-to-one basis to shares Common Stock without a class designation; we no longer have Class A or Class B common stock authorized, issued or outstanding.

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2010 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	April 2, 2010	July 3, 2009(1)
	(In millions)
Assets
Cash and cash equivalents	$140.5	$136.8
Short-term investments	—	0.3
Receivables	115.2	142.9
Inventories and unbilled costs	100.1	126.4
Other current assets	33.8	29.7
Property, plant and equipment	52.6	57.4
Goodwill	6.2	3.2
Identifiable intangible assets	74.0	84.1
Non-current deferred taxes	8.2	8.0
Other assets	10.5	11.4

	$541.1	$600.2

Liabilities and Shareholders’ Equity
Short-term debt	$10.0	$10.0
Accounts payable	57.1	69.6
Accrued expenses and other current liabilities	106.1	114.8
Restructuring and other long-term liabilities	1.9	4.3
Redeemable preference shares	8.3	8.3
Non-current deferred taxes and reserve for uncertain tax positions	6.3	5.3
Shareholders’ equity	351.4	387.9

	$541.1	$600.2

(1)	Derived from audited financial statements.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2010 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Quarters Ended
	April 2,	April 3,
	2010	2009
	(In millions)
Operating Activities
Net loss	$(41.4)	$(351.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of identifiable intangible assets	10.6	10.0
Depreciation and amortization of property, plant and equipment and capitalized software	15.8	17.6
Non-cash share-based compensation expense	1.8	1.8
Goodwill impairment charges	—	279.0
Trade name impairment charges	—	22.0
Charges for product transition and related impairments, including software	13.5	29.3
Acquired in-process research and development	—	2.4
Decrease in fair value of warrants	—	(0.5)
Deferred income tax expense	0.9	19.9
Changes in operating assets and liabilities:
Receivables	28.1	60.7
Unbilled costs and inventories	18.3	(15.3)
Accounts payable and accrued expenses	(17.1)	(30.0)
Advance payments and unearned income	1.0	4.8
Refundable income taxes and income taxes payable	(4.4)	4.5
Restructuring liabilities and other	(5.3)	(9.3)

Net cash provided by operating activities	21.8	45.3
Investing Activities
Cash paid related to acquisition of Telsima in prior fiscal year	(4.2)	(4.0)
Purchases of short-term investments and available for sale securities	—	(1.2)
Sales of short-term investments and available for sale securities	0.3	3.7
Additions of property, plant and equipment	(13.7)	(11.2)
Additions of capitalized software	(2.1)	(3.1)

Net cash used in investing activities	(19.7)	(15.8)
Financing Activities
Proceeds from exercise of stock options	0.1	—
Increase in short-term debt	—	10.0
Payments on long-term debt	—	(9.8)
Payments on capital lease obligations	(0.4)	(0.8)

Net cash used in financing activities	(0.3)	(0.6)
Effect of exchange rate changes on cash and cash equivalents	1.9	(8.3)

Net increase in cash and cash equivalents	3.7	20.6
Cash and cash equivalents, beginning of year	136.8	95.0

Cash and cash equivalents, end of quarter	$140.5	$115.6

Table 3 (Continued)
AVIAT NETWORKS, INC.
Fiscal Year 2010 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarter Ended
	April 2,	April 3,
	2010	2009
	(In millions)
Operating Activities
Net loss	$(25.7)	$(39.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of identifiable intangible assets	3.4	3.6
Depreciation and amortization of property, plant and equipment and capitalized software	5.0	5.9
Non-cash share-based compensation expense	0.3	0.4
Charges for product transition and related impairments, including software	13.5	29.3
Acquired in-process research and development	—	2.4
Decrease in fair value of warrants	—	(0.2)
Deferred income tax benefit	(0.4)	(2.7)
Changes in operating assets and liabilities:
Receivables	18.2	40.1
Unbilled costs and inventories	10.4	10.9
Accounts payable and accrued expenses	(0.9)	(30.0)
Advance payments and unearned income	3.5	2.0
Refundable income taxes and income taxes payable	(4.4)	4.5
Restructuring liabilities and other	(5.0)	2.1

Net cash provided by operating activities	17.9	28.9
Investing Activities
Cash paid related to acquisition of Telsima in prior fiscal year	—	(4.0)
Purchases of short-term investments and available for sale securities	—	—
Sales of short-term investments and available for sale securities	—	1.0
Additions of property, plant and equipment	(4.3)	(4.0)
Additions of capitalized software	(0.6)	(0.9)

Net cash used in investing activities	(4.9)	(7.9)
Financing Activities
Proceeds from exercise of stock options	0.1	—
Increase in short-term debt	—	—
Payments on long-term debt	—	(1.0)
Payments on capital lease obligations	(0.2)	(0.3)

Net cash used in financing activities	(0.1)	(1.3)
Effect of exchange rate changes on cash and cash equivalents	1.2	(1.8)

Net increase in cash and cash equivalents	14.1	17.9
Cash and cash equivalents, beginning of quarter	126.4	97.7

Cash and cash equivalents, end of quarter	$140.5	$115.6

AVIAT NETWORKS, INC. (FORMERLY HARRIS STRATEX NETWORKS, INC.)
Quarter and Three Quarters Ended April 2, 2010 Summaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
     To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, cost of product sales and services, gross margin, research and development expenses, selling and administrative expenses, operating income (loss), income (loss) before income taxes, income taxes, net income (loss), and net income (loss) per basic and diluted share adjusted to exclude certain costs, charges, expenses and losses, including such amounts related to our merger with Stratex Networks. Aviat Networks, Inc. (“we” or “our”) believes that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 4

AVIAT NETWORKS, INC.

Fiscal Year 2010 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	April 2, 2010				April 3, 2009
	As	Non-GAAP		% of	As	Non-GAAP		% of
	Reported	Adjustments	Non-GAAP	Sales	Reported	Adjustments	Non-GAAP	Sales
		(In millions, except per share amounts)
Revenue from product sales and services	$120.0	$—	$120.0		$158.0	$—	$158.0
Cost of product sales and services (A)	(82.8)	0.1	(82.7)		(109.9)	—	(109.9)
Charges for product transition (B)	(16.9)	16.9	—		(29.8)	29.8	—
Amortization of purchased technology (C)	(2.1)	2.1	—		(1.8)	1.8	—

Gross margin	18.2	19.1	37.3	31.1%	16.5	31.6	48.1	30.4%
Research and development expenses (D)	(10.2)	0.1	(10.1)	8.4%	(9.9)	0.2	(9.7)	6.1%
Selling and administrative expenses (E)	(35.0)	1.7	(33.3)	27.8%	(34.6)	0.6	(34.0)	21.5%
Amortization of intangible assets (F)	(1.3)	1.3	—		(1.4)	1.4	—
Acquired in-process research and development (G)	—	—	—		(2.4)	2.4	—
Software impairment charges (H)	—	—	—		(2.9)	2.9	—
Restructuring charges (I)	(0.7)	0.7	—		(0.5)	0.5	—

Operating (loss) income	(29.0)	22.9	(6.1)	(5.1)%	(35.2)	39.6	4.4	2.8%
Interest income	—	—	—		0.2	—	0.2
Interest expense	(0.6)	—	(0.6)		(0.8)	—	(0.8)

(Loss) income before income taxes	(29.6)	22.9	(6.7)	Tax rate	(35.8)	39.6	3.8	Tax rate
Income tax benefit (expense) (J)	3.9	(3.9)	—	0%	(3.6)	2.7	(0.9)	24%

Net (loss) income	$(25.7)	$19.0	$(6.7)		$(39.4)	$42.3	$2.9

Net (loss) income per common share:
Basic and diluted	$(0.43)		$(0.11)		$(0.67)		$0.05

Basic and diluted weighted average shares outstanding	59.7		59.7		58.8		58.8

Notes to Table 4:
Note A - Cost of sales and services — Includes adjustment to cost of product sales and services for the third quarter of fiscal 2010 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets ($0.1 million).
For the third quarter of fiscal 2009, includes adjustment to cost of product sales and services to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets ($0.1 million) and adjustment to remove a credit to non-cash share-based compensation expense ($0.1 million).
Note B — Charges for product transition — Adjustments for the third quarter of fiscal 2010 to remove charges to converge our products onto a single platform by the end of fiscal 2010. These charges included $7.9 million related to provisions for legacy product excess and obsolete inventory, and $5.5 million for impairment of a building and idle equipment. Additionally, $3.5 million in charges were recorded for inventory purchase commitments.
Adjustments for the third quarter of fiscal 2009 to remove charges for an accelerated transition towards a common IP-based platform. These charges included $26.4 million related to provisions for legacy product excess and obsolete inventory, and write-downs of property, plant, manufacturing and test equipment. Additionally, $3.4 million in charges were recorded for inventory purchase commitments.
Note C - Amortization of purchased technology — Adjustment for the third quarter of fiscal 2010 and 2009 to remove amortization of purchased intangibles.
Note D - Research and development expenses — Adjustment for the third quarter of fiscal 2010 to remove non-cash share-based compensation expense of $0.1 million.
For the third quarter of fiscal 2009, adjustment is to remove non-cash share-based compensation expense of $0.2 million.
Note E - Selling and administrative expenses — Includes adjustment for the third quarter of fiscal 2010 to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets ($0.1 million), to remove non-cash share-based compensation expense ($0.2 million). Also includes adjustments to remove expenses related to rebranding in connection with the change in Company name required by the license agreement termination notice from Harris Corporation ($0.7 million) and expenses related to implementing new internal information systems required to provide services currently being phased out under the Transitional Services Agreement with Harris ($0.1 million). Also includes $0.6 million in severance costs to move certain executive positions to our California office.
For the third quarter of fiscal 2009, includes adjustment to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets ($0.2 million) and non-cash share-based compensation expense ($0.4 million).
Note F - Amortization of intangible assets — Adjustment for the third quarter of fiscal 2010 and 2009 to remove amortization of purchased intangibles.
Note G — Acquired in-process research and development — Adjustment to remove charges incurred during the third quarter of fiscal 2009 from the Telsima acquisition.
Note H — Software impairment charges — Adjustments for the third quarter of fiscal 2009 to remove charges for impairment of software.
Note I - Goodwill and Trade name impairment charges — Adjustment to remove charges for impairment incurred during the third quarter of fiscal 2009.
Note I - Restructuring charges — Adjustment to remove charges for restructuring incurred during the third quarter of fiscal 2010 and 2009.
Note J - Provision for income taxes — Adjustment to reflect a zero percent pro forma tax rate for the third quarter of fiscal 2010 and a pro forma 24 percent tax rate for the third quarter of fiscal 2009. We estimate zero tax expense for the third quarter of fiscal 2010 due to recording net losses in third quarter of fiscal 2010 and the first three quarters of fiscal 2010.

Table 5

AVIAT NETWORKS, INC.

Fiscal Year-to-Date 2010 Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Quarters Ended
	April 2, 2010				April 3, 2009
		Non-GAAP		% of		Non-GAAP		% of
	As Reported	Adjustments	Non-GAAP	Sales	As Reported	Adjustments	Non-GAAP	Sales
			(In millions, except per share amounts)
Revenue from product sales and services	$362.6	$—	$362.6		$544.7	$—	$544.7
Cost of product sales and services (A)	(241.2)	0.4	(240.8)		(382.8)	0.7	(382.1)
Charges for product transition (B)	(16.9)	16.9	—		(29.8)	29.8	—
Amortization of purchased technology (C)	(6.3)	6.3	—		(5.4)	5.4	—

Gross margin	98.2	23.6	121.8	33.6%	126.7	35.9	162.6	29.9%
Research and development expenses (D)	(31.0)	0.4	(30.6)	8.4%	(29.6)	0.5	(29.1)	5.3%
Selling and administrative expenses (E)	(101.2)	4.7	(96.5)	26.6%	(104.0)	2.3	(101.7)	18.7%
Amortization of intangible assets (F)	(4.3)	4.3	—		(4.2)	4.2	—
Acquired in-process research and development (G)	—	—	—		(2.4)	2.4	—
Software impairment charges (H)	—	—	—		(2.9)	2.9	—
Goodwill impairment charges (I)	—	—	—		(279.0)	279.0	—
Trade name impairment charges (I)	—	—	—		(22.0)	22.0	—
Restructuring charges (J)	(3.3)	3.3	—		(4.9)	4.9	—

Operating (loss) income	(41.6)	36.3	(5.3)	(1.5)%	(322.3)	354.1	31.8	5.8%
Interest income	0.1	—	0.1		0.9	—	0.9
Interest expense	(1.5)	—	(1.5)		(2.2)	—	(2.2)

(Loss) income before income Taxes	(43.0)	36.3	(6.7)	Tax rate	(323.6)	354.1	30.5	Tax rate
Income tax benefit (expense) (K)	1.6	(1.6)	—	0%	(28.0)	20.7	(7.3)	24%

Net (loss) income	$(41.4)	$34.7	$(6.7)		$(351.6)	$374.8	$23.2

Net (loss) income per common share:
Basic and diluted	$(0.70)		$(0.11)		$(5.99)		$0.40

Basic and diluted weighted average shares outstanding	59.3		59.3		58.7		58.7

Notes to Table 5:
Note A - Cost of sales and services — Includes adjustment to cost of product sales and services for the three quarters ended April 2, 2010 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets ($0.3 million) and adjustment to remove non-cash share-based compensation expense ($0.1 million).
For the three quarters ended April 3, 2009, includes adjustment to cost of product sales and services to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets ($0.5 million) and adjustment to remove non-cash share-based compensation expense ($0.2 million).
Note B — Charges for product transition — Adjustments for the three quarters ended April 2, 2010 to remove charges to converge our products onto a single platform by the end of fiscal 2010. These charges included $7.9 million related to provisions for legacy product excess and obsolete inventory, and $5.5 million for impairment of a building and idle equipment. Additionally, $3.5 million in charges were recorded for inventory purchase commitments.
Adjustments for the three quarters ended April 3, 2009 to remove charges for an accelerated transition towards a common IP-based platform. These charges included $26.4 million related to provisions for legacy product excess and obsolete inventory, and write-downs of property, plant, manufacturing and test equipment. Additionally, $3.4 million in charges were recorded for inventory purchase commitments.
Note C - Amortization of purchased technology — Adjustment for the three quarters ended April 2, 2010 and April 3, 2009 to remove amortization of purchased intangibles.
Note D - Research and development expenses — Adjustment for the three quarters ended April 2, 2010 to remove non-cash share-based compensation expense of $0.4 million.
For the three quarters ended April 3, 2009, adjustment is to remove non-cash share-based compensation expense of $0.5 million.
Note E - Selling and administrative expenses — Includes adjustment for the three quarters ended April 2, 2010 to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets ($0.3 million), to remove non-cash share-based compensation expense ($1.4 million). Also includes adjustments to remove expenses related to rebranding in connection with the change in Company name required by the license agreement termination notice from Harris Corporation ($1.3 million) and expenses related to implementing new internal information systems required to provide services currently being phased out under the Transitional Services Agreement with Harris ($1.1 million). Also includes $0.6 million in severance costs to move certain executive positions to our California office.
For the three quarters ended April 3, 2009, includes adjustment to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets ($1.0 million) and non-cash share-based compensation expense ($1.3 million).
Note F - Amortization of intangible assets — Adjustment for the three quarters ended April 2, 2010 and April 3, 2009 to remove amortization of purchased intangibles.
Note G — Acquired in-process research and development — Adjustment to remove charges incurred during the three quarters ended April 3, 2009 from the Telsima acquisition, which occurred on February 27, 2009.
Note H — Software impairment charges — Adjustments for the three quarters ended April 3, 2009 to remove charges for impairment of software.
Note I — Goodwill and Trade name impairment charges — Adjustment to remove charges for impairment incurred during the three quarters ended April 3, 2009.
Note J - Restructuring charges — Adjustment to remove charges for restructuring incurred during the three quarters ended April 2, 2010 and April 3, 2009.
Note K - Provision for income taxes — Adjustment to reflect a zero percent pro forma tax rate for the three quarters ended April 2, 2010 and a pro forma 24 percent tax rate for the three quarters ended April 3, 2009. The adjustment in the three quarters ended April 3, 2009 primarily consisted of removing the effect of a $20.8 million increase in the valuation allowance on certain deferred tax assets.

Table 6
AVIAT NETWORKS, INC.
Fiscal Year 2010 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended
	April 2, 2010			April 3, 2009
			(In millions)
	As	Non-GAAP		As	Non-GAAP
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
North America (1)	$39.6	$—	$39.6	$43.0	$—	$43.0
International (1):
Africa	37.7	—	37.7	63.6	—	63.6
Europe, Middle East, and Russia	22.9	—	22.9	33.0	—	33.0
Latin America and AsiaPac	19.8	—	19.8	18.4	—	18.4

Total International	80.4	—	80.4	115.0	—	115.0

	$120.0	$—	$120.0	$158.0	$—	$158.0

(1)	We previously reported three operating segments in our public filings: North America Microwave, International Microwave and Network Operations. During the first quarter of fiscal 2010, we realigned the management structure of our Network Operations segment to geographically integrate with our North America Microwave and International Microwave segments to gain cost efficiencies. As a result, we eliminated the Network Operations segment as a separate reporting unit and consolidated this segment into our remaining two segments that are based on the geographical location where revenue is recognized. Additionally, we have dropped the word “Microwave” from the name of our North America and International segments. Segment information in the table above has been adjusted to reflect this change.

Table 7
AVIAT NETWORKS, INC.
Fiscal Year-to-Date Third Quarter 2010 Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Quarters Ended
	April 2, 2010			April 3, 2009
			(In millions)
	As	Non-GAAP		As	Non-GAAP
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
North America (1)	$137.0	$—	$137.0	$172.6	$—	$172.6
International (1):
Africa	86.2	—	86.2	181.1	—	181.1
Europe, Middle East, and Russia	71.4	—	71.4	119.6	—	119.6
Latin America and AsiaPac	68.0	—	68.0	71.4	—	71.4

Total International	225.6	—	225.6	372.1	—	372.1

	$362.6	$—	$362.6	$544.7	$—	$544.7

(1)	We previously reported three operating segments in our public filings: North America Microwave, International Microwave and Network Operations. During the first quarter of fiscal 2010, we realigned the management structure of our Network Operations segment to geographically integrate with our North America Microwave and International Microwave segments to gain cost efficiencies. As a result, we eliminated the Network Operations segment as a separate reporting unit and consolidated this segment into our remaining two segments that are based on the geographical location where revenue is recognized. Additionally, we have dropped the word “Microwave” from the name of our North America and International segments. Segment information in the table above has been adjusted to reflect this change.